As filed with the Securities and Exchange Commission on April 13, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S‑3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FS BANCORP, INC. (Exact name of registrant as specified in its charter)

Washington	45-4585178
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6920 220th Street SW Mountlake Terrace, Washington 98043 (425) 771-5299 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph C. Adams
Chief Executive Officer
FS Bancorp, Inc.
6920 220th Street SW
Mountlake Terrace, Washington 98043
(425) 771-5299
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:
John F. Breyer, Jr. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[__]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [__]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

ii

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

The information in this prospectus is not complete and may be changed.  We may not sell any of these securities or accept any offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 13, 2022

PROSPECTUS

$100,000,000
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Purchase Contracts, Warrants, Rights and Units

We may offer and sell from time to time, in one or more series, our debt securities, which may consist of notes, debentures, or other evidences of indebtedness, shares of our common stock or preferred stock, depositary shares, purchase contracts, warrants, rights and units comprised of two or more of these securities in any combination.  The debt securities, preferred stock and depositary shares we may offer may be convertible into or exchangeable for other securities of ours.  The aggregate offering price of the securities offered by us under this prospectus will not exceed $100,000,000.
This prospectus provides you with a general description of these securities. Each time any securities are offered pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities being offered.
We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “FSBW.”
Investing in our securities involves risks.  See the section entitled “Risk Factors” contained on page 10 of this prospectus, and the risk factors that may be included in the applicable prospectus supplement and in our periodic reports and other documents we file with or furnish to the Securities and Exchange Commission.
These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ________ __, 2022

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
ACCOMPANYING PROSPECTUS SUPPLEMENT
We may provide information to you about the securities being offered in three separate documents that progressively provide more detail:
•	this prospectus, which provides general information, some of which may not apply to your securities;
•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and
•	if necessary, a pricing supplement, which describes the specific terms of your securities.
If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:
•	the pricing supplement, if any;
•	the prospectus supplement; and
•	the prospectus.
We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.
Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit sales of these securities in any jurisdiction outside the United States.  If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus and any prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the securities described in this prospectus in one or more offerings, up to a total initial aggregate offering price for all offerings of $100,000,000.  This prospectus provides you with a general description of the securities we may offer. Each time these securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of the offering and include a discussion of any risk factors or other special considerations that apply to the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement may be read at the SEC’s website at www.sec.gov.
All references in this prospectus to the “Company,” “we,” “us,” “our” or similar references mean FS Bancorp, Inc. and its consolidated subsidiaries and all references in this prospectus to “FS Bancorp” or “FS Bancorp, Inc.” mean FS Bancorp, Inc. excluding its subsidiaries, in each case unless otherwise expressly stated or the context otherwise requires.  When we refer to “1st Security Bank, or the “Bank” in this prospectus, we mean our wholly owned subsidiary, 1st Security Bank of Washington, which is a Washington-chartered savings bank.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act of 1933, or the “Securities Act,” that registers the offer and sale of the securities that may be offered under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, or the “Exchange Act.”  The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, accessible to the public at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC).
Report(s)		Period(s) of Report(s) or Date(s) Filed
•	Annual Report on Form 10-K	For the fiscal year ended December 31, 2021

•	Current Reports on Form 8-K	Filed on January 28, 2022 and April 7, 2022.

This prospectus also incorporates by reference the description of our common stock set forth in the Registration Statement on Form 8-A filed on June 28, 2012, and any amendment or report filed with the SEC for the purpose of updating such description.
We also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the offering of the securities covered by this prospectus or until we terminate this offering, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC. The information incorporated by reference contains information about us and our business, financial condition and results of operations and is an important part of this prospectus.
You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in those documents. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
FS Bancorp, Inc.
Attn: Matthew D. Mullet, Chief Financial Officer
6920-220th Street, SW
Mountlake Terrace, Washington 98043
(425) 771-5299
We make available, through our website at www.fsbwa.com (by clicking “Investor Relations” and then “SEC Filings”), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement.
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement.  We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and the other documents we incorporate by reference in this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook”

or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could,” however, these words are not the exclusive means of identifying such statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the forward-looking statements, including:

●	statements of our goals, intentions and expectations;
●
potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, generally, resulting from the ongoing novel coronavirus of 2019 and any governmental or societal responses thereto;

●	general economic conditions, either nationally or in our market area, that are worse than expected;
●
the credit risks of lending activities, including changes in the level and trend of loan delinquencies, write offs, changes in our allowance for loan losses, and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;

●	secondary market conditions and our ability to originate loans for sale and sell loans in the secondary market;
●	fluctuations in the demand for loans, the number of unsold homes, land and other properties, and fluctuations in real estate values in our market area;
●	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;
●	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;
●	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;
●	uncertainty regarding the future of the London Interbank Offered Rate (“LIBOR”), and the potential transition away from LIBOR toward new interest rate benchmarks;
●	increased competitive pressures among financial services companies;
●
our ability to execute our plans to grow our residential construction lending, our home lending operations, our warehouse lending, and the geographic expansion of our indirect home improvement lending;

●	our ability to attract and retain deposits;
●
our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

●	our ability to control operating costs and expenses;
●	our ability to retain key members of our senior management team;
●	changes in consumer spending, borrowing, and savings habits;
●	our ability to successfully manage our growth;
●
legislative or regulatory changes that adversely affect our business, including the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”), changes in regulation policies and principles, an increase in regulatory capital requirements or change in the interpretation of regulatory capital or other rules, including as a result of Basel III;

●	adverse changes in the securities markets;
●
changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Public Company Accounting Oversight Board, or the Financial Accounting Standards Board (“FASB”), including as a result of the Coronavirus Aid, Relief, Economic Security Act of 2020, the Consolidated Appropriations Act, 2021 and the SEC;

●	costs and effects of litigation, including settlements and judgments;

●
disruptions, security breaches, or other adverse events, failures, or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions;

●	inability of key third-party vendors to perform their obligations to us; and
●
other economic, competitive, governmental, regulatory, and technical factors affecting our operations, pricing, products, and services and other risks described elsewhere in this Form 10-K and our other reports filed with the U.S. Securities and Exchange Commission (“SEC”).

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the applicable prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.
We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, nor do we intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

PROSPECTUS SUMMARY

This summary provides a general description of the securities that may be offered by this prospectus. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities to be offered, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate important business and financial information into this prospectus by reference.
The Securities We May Offer
We may use this prospectus to offer securities in an aggregate amount of up to $100,000,000 in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities in addition to those described in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
Debt Securities
The debt securities we may sell may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock; Depositary Shares
We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
Warrants
We may sell warrants to purchase our debt securities, shares of preferred stock, depositary shares or shares of our common stock. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Rights
We may distribute rights to the holders of our common stock or other securities to purchase a specified number of shares of our common stock or other securities that the holder owns as of record date set by our board of directors.  In a prospectus supplement, we will inform you of the exercise price and other specific terms of the rights.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

RISK FACTORS
An investment in our securities involves various risks.  Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q and Current Reports following the most recent on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial.  Our business, financial condition or results or operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.
FS BANCORP, INC.
FS Bancorp, Inc. is a bank holding company incorporated under the laws of the State of Washington.  We conduct our business primarily through our wholly owned subsidiary, 1st Security Bank, a Washington-chartered savings bank.  Headquartered in Mountlake Terrace, Washington, FS Bancorp offers a broad range of banking services through 21 branch offices, our headquarters office that produces loans  and accepts deposits, and 10 loan production offices in various suburban communities in the greater Puget Sound area, and one loan production office in the market area of the Tri-Cities, Washington.
1st Security Bank is a diversified lender with a focus on the origination of commercial real estate consumer, including indirect home improvement loans, also referred to as fixture secured loans, solar and marine lending, commercial business and second mortgage/or home equity loan products.  We also originate residential mortgage loans, primarily for sale into the secondary market, through a mortgage banking program.   Our lending activities are funded through deposits attracted from the general public and by originating brokered deposits and borrowings from the Federal Home Loan Bank of Des Moines and other sources.
At December 31, 2021, on a consolidated basis, we had total assets of $2.29 billion, deposits of $1.92 billion and stockholders’ equity of $247.5 million.
Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “FSBW.”  Our principal executive offices are located at 6920 220th Street SW, Mountlake Terrace, Washington 98043.  Our telephone number is (425) 771-5299.
Additional information about us and 1st Security Bank is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4 of this prospectus.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include, without limitation, financing acquisitions, redeeming or repurchasing our securities, extending credit to, or funding investments in, 1st Security Bank and repaying, reducing or refinancing indebtedness.
The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, 1st Security Bank’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we expect to use the net proceeds to reduce our indebtedness or for temporary investments. Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.  We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund 1st Security Bank, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES
We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” between us and a senior indenture trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture, referred to as the “subordinated indenture,” between us and a subordinated indenture trustee to be named in the applicable prospectus supplement. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended. A copy of the form of each of these indentures is included as an exhibit to the registration statement of which this prospectus is a part.
The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.
General
The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.
Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior debt, as described under “—Subordination” and in the applicable prospectus supplement.
We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the establishment of the terms of the debt securities being issued in or pursuant to a supplemental indenture or resolutions adopted by our board of directors. Such terms may include:
•	the title and series designation;
•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;
•	the principal amount payable, whether at maturity or upon earlier acceleration;
•
whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	whether the debt securities will be issued as original issue discount securities (as defined below);
•	the date or dates on which the principal of the debt securities is payable;
•	any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;
•	the date from which any interest will accrue;

•	any interest payment dates;
•	whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;
•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;
•	the stated maturity date;
•	whether the debt securities are to be issued in global form;
•	any sinking fund requirements;
•	any provisions for redemption, the redemption price and any remarketing arrangements;
•	the denominations of the securities or series of securities;
•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;
•	any restrictions on the offer, sale and delivery of the debt securities;
•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;
•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;
•
the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	a description of any documents or certificates that must be received prior to the issuance of any definitive securities;
•
whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	the identity of each security registrar or paying agent (if other than trustee);
•	any provisions granting special rights to securities holders upon the occurrence of specified events;
•	any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;
•	the portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities;
•	the date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than the date of original issuance; and

•	any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture.
The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.
Under the indentures, the terms of the debt securities of any series may differ and we may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of that series or establish additional terms of that series.
Please see the prospectus supplement and any related pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.
You should be aware that special United States federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.
Ranking of Debt Securities; Holding Company Structure
Senior Debt Securities.  Payment of the principal, premium, if any, and interest on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Subordinated Debt Securities.  Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our senior debt, including senior debt securities.  We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to those subordinated debt securities. We will also state in that prospectus supplement limitations, if any, on the issuance of additional senior debt.
Holding Company Structure.  The debt securities will be our exclusive obligations.  We are a bank holding company and substantially all of our consolidated assets are owned by our subsidiary,  1st Security Bank.  Accordingly, our cash flows and our ability to service our debt, including the debt securities, are dependent upon the results of operations of 1st Security Bank and the distribution of funds by 1st Security Bank to us. Various statutory and regulatory restrictions, however, limit directly or indirectly the amount of dividends 1st Security Bank can pay us, and also restricts  the  Bank  from making investments in or loans to us.
Because we are a holding company, the debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness, customer deposits, trade payables, guarantees and lease obligations, of 1st Security Bank and holders of debt securities should only look to our assets for payment of the debt securities.  Therefore, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the assets of any subsidiary upon that subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors and, if applicable, its depositors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary, in which case our claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by us.  If a receiver or conservator were appointed for 1st Security Bank, the Federal Deposit Insurance Act recognizes a priority in favor of the holders of withdrawable deposits (including the Federal Deposit Insurance Corporation as subrogee or transferee) over general creditors.  Claims for customer deposits would have a priority over any claims that we may ourselves have as a creditor of 1st Security Bank.  Unless otherwise specified in the applicable prospectus supplement, the applicable indenture will not limit the amount of indebtedness or other liabilities that we and our subsidiaries may incur.

Registration and Transfer
Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.
No service charge will be required for any transfer or exchange of the debt securities but we generally may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.
Payment and Place of Payment
We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.
Global Securities
Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.  See “Description of Global Securities.”
Redemption and Repurchase
The debt securities of any series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement and pricing supplement, if any.
Conversion or Exchange Rights
If debt securities may be convertible into or exchangeable for shares of our equity securities or other securities of ours, the terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•	events requiring adjustment to the conversion or exchange price;
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•	any anti-dilution provisions, if applicable.

Absence of Limitation on Indebtedness and Liens; Absence of Event Risk Protection
Unless otherwise stated in the prospectus supplement relating to a series of debt securities, the indentures will not limit the amount of indebtedness, guarantees or other liabilities that we and our subsidiaries may incur and will not prohibit us or our subsidiaries from creating or assuming liens on our properties, including the capital stock of 1st Security Bank or any of our other subsidiaries. Unless otherwise provided in the related prospectus supplement, the indentures will not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and will not contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event we undergo a takeover, recapitalization or similar restructuring or change in control.
Events of Default
Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:
•	default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;
•	default in the payment of any interest or additional amounts on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;
•	default in the deposit of any sinking fund payment on the debt securities when due;
•
default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	specified events in bankruptcy or insolvency; and
•	any other event of default provided with respect to the debt securities of any series.
Unless otherwise indicated in the applicable prospectus supplement, if an event of default occurs and is continuing for any series of senior debt securities, unless the principal amount of all senior debt securities of that particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be immediately due and payable.
Unless otherwise indicated in the applicable prospectus supplement, no event of default described in the first, second, third, fourth or sixth bullet points above will permit acceleration of the payment of the principal of the subordinated debt securities.  Unless otherwise indicated in the applicable prospectus supplement, if an event of default described under the fifth bullet point above shall have occurred and be continuing, unless the principal amount of all the subordinated debt securities of a particular series has already become due and payable, the indenture trustee or the holders of not less than 25% in aggregate principal amount of the subordinated debt securities of that series may declare all amounts or any lesser amount provided for in the subordinated debt securities of that series to be immediately due and payable.
At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.
The holders of a majority in principal amount of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or
•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.
The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which it might incur in complying with any direction.
A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:
•	that holder has previously given to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;
•
the holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the request; and
•	the indenture trustee fails to institute the proceeding within 60 days.
However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.
We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance of which we are aware.
Modification and Waiver
Unless otherwise indicated in the applicable prospectus supplement, FS Bancorp, Inc. and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:
•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;
•
reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity or provable in bankruptcy;

•	change the place or currency of payment of principal or any premium or any make-whole amount or interest on any debt security issued under that indenture;
•	impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;
•
reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture;

•
modify any of the provisions of the sections of the indenture dealing with supplemental indentures with the consent of holders of the debt securities, waiver of past defaults or waiver of certain covenants, except to increase the required percentage of holders to effect such an action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•	make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.
The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under  “—Events of Default.”
Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:
•	to evidence the succession of another person to FS Bancorp, Inc.;
•	to add to our covenants for the benefit of the holders of all or any series of debt securities;
•	to add events of default for the benefit of the holders of all or any series of debt securities;
•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;
•
to change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;
•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;
•
to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect by the actions taken to cure, correct or supplement a provision in an indenture;

•	to secure securities;
•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities;
•
to close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•
to supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Voting
The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•	there shall be no minimum quorum requirement for such meeting; and
•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Consolidation, Merger and Sale of Assets
Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other person, and we may sell, lease or convey all or substantially all of our assets to any person, provided that the resulting entity, if other than FS Bancorp, Inc., is an entity organized and existing under the laws of the United States of America or any U.S. state or the District of Colombia and expressly assumes our obligations to:
(1)        pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities;
(2)        perform and observe all of our other obligations under the indentures and supplemental indentures; and

(3)        we are not, or any successor entity, as the case may be, is not, immediately after giving effect to the transaction, in default  under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default under the indenture, shall have occurred and be continuing.
The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.
International Offering
If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.
We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.
Defeasance
We may terminate or “defease” our obligations under the applicable indenture with respect to the debt securities of any series by taking the following steps:
(1) depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:
•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;
•
in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;
(2) delivering:
•
an opinion of independent counsel that the holders of the debt securities of that series will have no federal income tax consequences as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	an opinion of independent counsel that registration is not required under the Investment Company Act of 1940;
•	an opinion of counsel that all conditions precedent to the defeasance have been complied with; and
•	officers’ certificates certifying as to compliance with the applicable indenture and other matters; and
(3) paying all other amounts due under the indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other material agreement or instrument and no event of default under the indenture can exist at the time the defeasance occurs.
Subordination
The subordinated debt securities will be subordinated in right of payment to all “senior debt,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.
In addition, we may make no payment on the subordinated debt securities in the event:
•	there is an event of default with respect to any senior debt which permits the holders of that senior debt to accelerate the maturity of the senior debt; and
•	the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the subordinated indenture.
By reason of this subordination in favor of the holders of senior debt, in the event of an insolvency our creditors who are not holders of senior debt or the subordinated debt securities may recover less, proportionately, than holders of senior debt and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined in the subordinated indenture as the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to FS Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of FS Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:
(i)
any debt (a) for money borrowed by FS Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of FS Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of FS Bancorp, Inc. whether contingent or otherwise;

(ii)	any debt of others described in the preceding clause (i) which FS Bancorp, Inc. has guaranteed or for which it is otherwise liable;
(iii)	the obligation of FS Bancorp, Inc. as lessee under any lease of property which is reflected on FS Bancorp’s balance sheet as a capitalized lease; and
(iv)	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i), (ii) and (iii).
“Senior debt” does not include (1) any such indebtedness, obligation or liability referred to in clauses (i) through (iv) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of FS Bancorp, Inc. to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (3) any indebtedness to a subsidiary of FS Bancorp, Inc. and (4) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior debt, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.
The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.
Restrictive Covenants
The prospectus supplement relating to a series of senior or subordinated debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.
Governing Law
Unless indicated otherwise in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK
Our authorized capital stock consists of:
•	45,000,000 shares of common stock, par value $0.01 per share; and
•	5,000,000 shares of preferred stock, par value $0.01 per share.
As of December 31, 2021, there were 8,169,887 shares of our common stock outstanding and no shares of our preferred stock outstanding.
In this section we describe certain features and rights of our capital stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles of incorporation and bylaws and to applicable Washington law.
Common Stock
We may issue, either separately or together with other securities, shares of common stock.  Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.  A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant offering terms, including the number of shares offered, the initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities.
Except as described below under “—Anti-takeover Effects –Voting Limitation,” each holder of common stock is entitled to one vote for each share on all matters to be voted upon by the common shareholders. There are no cumulative voting rights. Subject to preferences to which holders of any shares of preferred stock may be entitled, holders of common stock will be entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share in our assets remaining after the payment or provision for payment of our debts and other liabilities, and the satisfaction of the liquidation preferences of the holders of the shares of any series of our preferred stock then outstanding.  Holders of common stock have no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions that apply to the common stock. All shares of common stock currently outstanding are fully paid and nonassessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. The description of certain provisions of the preferred stock below and in any prospectus supplement are not complete. You should refer to the articles supplementary to our articles of incorporation with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock, for the complete terms of such series of preferred stock.
General.  Our articles of incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without shareholder action. The board of directors can fix the designation, powers, preferences and rights of each series. Therefore, without shareholder approval (except as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.  See “—Anti-Takeover Effects – Authorized Shares.”
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock.  You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•	the designation of the series of preferred stock and the number of shares offered;
•	the amount of liquidation preference per share, if any;
•	the price at which the preferred stock will be issued;
•
the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;

•	any listing of the preferred stock being offered on any securities exchange or other securities market;
•	any voting rights;
•	any redemption or sinking fund provisions;
•	any conversion provisions;
•	whether interests in the preferred stock being offered will be represented by depositary shares; and
•	any other specific terms of the preferred stock being offered.
Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank.  Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•
senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);

•	equally with all equity securities issued by us the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and
•	junior to all equity securities issued by us the terms of which specifically provide that they will rank senior to the preferred stock.
Dividends.  Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both.  Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Rights Upon Liquidation.  If we dissolve, liquidate or wind up our affairs, either voluntarily or  involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption.  We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock.  In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights.  Unless otherwise described in the applicable prospectus supplement, holders of preferred stock will have no voting rights except as otherwise required by law or in our articles of incorporation.
Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
Exchangeability.  We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.
Anti-takeover Effects
The provisions of our articles of incorporation, our bylaws, and Washington law summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of management more difficult.
Authorized Shares.  Our articles of incorporation authorize the issuance of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock.  These shares of common stock and preferred stock provide our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of employee stock options.  However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of us.  The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences.  As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third party seeks control of us, and thereby assist members of management to retain their positions.
Restrictions on Voting Rights.  Our articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit unless a majority of the board of directors grants such entitlement or permission in advance.  Under our articles of incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically, and the articles of incorporation provide that our board of directors has the power to construe the forgoing restrictions and to make all determinations necessary or desirable to implement these restrictions.  These restrictions would, among other things, restrict voting power of a beneficial owner of more than 10% of our outstanding shares of common stock in a proxy contest or on other matters on which such person is entitled to vote.

Board of Directors.  Except with respect to any directors who may be elected by any series of preferred stock, our board of directors is divided into three classes, each of which contains approximately one-third of the members of the board.  The members of each class are elected for a term of three years, with the terms of office of all members of one class expiring each year so that approximately one-third of the total number of directors is elected each year.  The classification of directors, together with the provisions in our articles of incorporation described below that limit the ability of shareholders to remove directors and that permit only the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders will be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable.
Our articles of incorporation provides that the size of the board shall be not less than five or more than 15 as set in accordance with the bylaws.  In accordance with the bylaws, the number of directors is currently set at eight.  The articles of incorporation provide that subject to the rights of any series of preferred stock then outstanding, any vacancy occurring in the board of directors , including a vacancy created by an increase in the number of directors, shall be filled, by a vote of a majority of the directors then in office and any director  chosen shall hold office for a term expiring at the next annual meeting of shareholders.  The classified board is intended to provide for continuity of the board of directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of incumbent members of the Board.  The articles of incorporation further provide that a director may be removed from the board of directors prior to the expiration of the director’s term only for “cause” as defined in the articles of incorporation and only upon the vote of the holders of 80% of the total votes eligible to be cast thereon.
Cumulative Voting, Special Meetings and Action by Written Consent.  Our articles of incorporation do not provide for cumulative voting for any purpose.  Moreover, the articles of incorporation provide that special meetings of shareholders may be called only by our chief executive officer or a majority of the  board of directors. Shareholders are not permitted to call special meetings.   In addition, our bylaws require that any action taken by written consent must receive the consent of all of the outstanding voting stock entitled to vote on the action taken.
Shareholder Vote Required to Approve Business Combinations with Principal Shareholders.  The articles of incorporation require the approval of the holders of at least 80% of our outstanding shares of voting stock and  by  a majority of the outstanding voting shares held by persons other than shares beneficially owned by a “Related Person” (as defined therein)  to approve certain ”Business Combinations” (as defined therein) involving the Related Person except in cases where the proposed transaction has been approved in advance by two-thirds of those members of FS Bancorp’s board of directors who are unaffiliated with the Related Person and were directors prior to the time when the Related Person became a Related Person.  The term “Related Person” is defined to include any individual, corporation, partnership or other entity (other than tax-qualified benefit plans of FS Bancorp) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of common stock of FS Bancorp or an affiliate of such person or entity.  This provision of the articles of incorporation applies to any “Business Combination,” which is defined to include:  (i) any merger or consolidation of FS Bancorp with or into any Related Person; (ii) any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of FS Bancorp or of a subsidiary to a Related Person; (iii) any merger or consolidation of a Related Person with or into FS Bancorp or a subsidiary of FS Bancorp; (iv) any sale, lease, exchange, transfer, or other disposition of assets of a Related Person to FS Bancorp or a subsidiary of FS Bancorp exceeding 25% of the total assets of FS Bancorp; (v) the issuance of any securities of FS Bancorp or a subsidiary of FS Bancorp to a Related Person; (vi) the acquisition by FS Bancorp or a subsidiary of FS Bancorp of any securities of a Related Person; (vii) any reclassification of common stock of FS Bancorp or any recapitalization involving the common stock of FS Bancorp; (viii) the adoption of any plan for the liquidation or dissolution of FS Bancorp; or (ix) any agreement or other arrangement providing for any of the foregoing.
Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the Washington Business Corporation Act prohibits a  “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with an  “Acquiring Person” who acquires 10% or more of the voting securities of a target corporation for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition or, at or subsequent to the date of the acquisition, the transaction is approved by a majority of the members of the target corporation’s board of directors and authorized at a shareholders’ meeting by the vote of at least two-thirds of the outstanding voting shares of the target corporation, excluding shares owned or controlled by the Acquiring Person.  The prohibited transactions include, among others, a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the Acquiring Person, termination of 5% or more of the employees of the target corporation as a result of the Acquiring Person's acquisition of 10% or more of the shares, or allowing the Acquiring Person to receive any disproportionate benefit as a shareholder. After the five-year period during which significant business transactions are prohibited, certain significant business transactions may occur if certain “fair price” criteria or shareholder approval requirements are met.  Target corporations include all publicly-traded corporations incorporated under Washington law, as well as publicly traded foreign corporations that meet certain requirements.
Amendment of Articles of Incorporation and Bylaws.  Generally, amendments to our articles of incorporation must be approved by our board of directors by a majority vote of the board and by our shareholders by a majority of the voting group comprising all the votes entitled to be cast on the proposed amendment, and a majority of each other voting group entitled to vote separately on the proposed amendment; provided, however, that the affirmative vote of the holders of at least 80% of votes entitled to be cast by each separate voting group entitled to vote thereon (after giving effect to the provision limiting voting rights, if applicable) is required to amend or repeal certain provisions of the articles of incorporation, including the provisions concerning the duration of the corporation, the purpose and powers of the corporation, authorized capital stock, denial of preemptive rights, the number and staggered terms of directors, removal of directors, shareholder nominations and proposals, approval of certain business combinations, the evaluation of certain business combinations, limitation of directors’ liability, indemnification of officers and directors, calling of special meetings of shareholders, the authority to repurchase shares and the manner of amending the bylaws and articles of incorporation.  This provision is intended to prevent the holders of a lesser percentage of the outstanding stock of FS Bancorp from circumventing any of the foregoing provisions by amending the articles of incorporation to delete or modify one of such provisions.
Our bylaws may be amended by a majority vote of our board of directors, or by a vote of 80% of the total votes entitled to vote generally in the election of directors at a duly constituted meeting of shareholders.
Shareholder Nominations and Proposals.  Our articles of incorporation generally require a shareholder who intends to nominate a candidate for election to the board of directors, or to raise new business at a shareholder meeting to give not less than 30 nor more than 60 days' written advance notice to the Secretary of FS Bancorp.  The notice provision requires a shareholder who desires to raise new business to provide certain information to us concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter.  Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.
The cumulative effect of the restrictions on a potential acquisition of us that are contained in our articles of incorporation and bylaws, and federal and Washington law, may be to discourage potential takeover attempts and perpetuate incumbent management, even though certain shareholders may deem a potential acquisition to be in their best interests, or deem existing management not to be acting in their best interests.
 Federal Law.  The Bank Holding Company Act of 1956, as amended, requires any “bank holding company,” as defined in the Bank Holding Company Act of 1956, as amended, to obtain the approval of the Federal Reserve Board before acquiring 5% or more of any class of our voting securities. Any entity that is a holder of 25% or more of any class of our voting securities, or a holder of a lesser percentage if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. Under the Change in Bank Control Act of 1978, as amended, any person (or persons acting in concert), other than a bank holding company, is required to notify the Federal Reserve Board before acquiring 10% or more of any class of our voting securities.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares, which will be evidenced by depositary receipts representing fractional interests in shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement. The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed for a particular issuance in an accompanying prospectus supplement. This description is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the applicable deposit agreement, depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered and any deposit agreement relating to a particular series of preferred stock described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary we select.  Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including any dividend, voting, redemption, conversion and liquidation rights described in the particular prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Dividends and Other Distributions
The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares owned by the holders.
In the case of a distribution other than in cash, the preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to receive it. If the preferred stock depositary determines that it is not feasible to make such a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.
The amounts distributed in any such distribution, whether in cash or otherwise, will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.
Withdrawal of Preferred Stock
 A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder's depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.

Redemption, Conversion and Exchange of Preferred Stock
If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of that series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method, in each case as we may determine.
If a series of preferred stock represented by depositary shares is to be converted or exchanged, the holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts.
After the redemption, conversion or exchange date, the depositary shares called for redemption, conversion or exchange will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption, conversion or exchange.
Voting Deposited Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts evidencing the depositary shares relating to that series of preferred stock. Each record holder of the depositary receipts on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try, if practical, to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.
We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting shares of any series of preferred stock held by it for which it does not receive specific instructions from the holders of depositary shares representing those preferred shares.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters any existing right of the holders of depositary receipts will not be effective unless the amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to consent and agree to the amendment and to be bound by the deposit agreement, as amended.
We may direct the preferred stock depositary to terminate the deposit agreement at any time by mailing notice of termination to the record holders of the depositary receipts then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the preferred stock depositary will deliver to each holder of depositary receipts, upon surrender of those receipts, such number of whole shares of the series of preferred stock represented by the depositary shares together with cash in lieu of any fractional shares, to the extent we have deposited cash for payment in lieu of fractional shares with the preferred stock depositary. In addition, the deposit agreement will automatically terminate if:
•	all of the shares of the preferred stock deposited with the preferred stock depositary have been withdrawn, redeemed, converted or exchanged; or
•	there has been a final distribution in respect of the deposited preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the preferred stock depositary in connection with the initial deposit of preferred stock and any redemption of preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.
Prospective purchasers of depositary shares should be aware that special tax, accounting and other issues may be applicable to instruments such as depositary shares.
Resignation and Removal of Depositary
The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary meeting the requirements specified in the deposit agreement and its acceptance of such appointment.
Miscellaneous
The preferred stock depositary will forward all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.
Neither we nor the preferred stock depositary will be liable if we are or the preferred stock depositary is prevented or delayed by law or any circumstances beyond our or its control in performing our or its obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of the duties under the deposit agreement and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, common stock, preferred stock or depositary shares.
The price of our debt securities, or the price per share of our common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our debt securities, common stock, preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our debt securities, or shares of our common stock or preferred stock or depositary shares.  Warrants may be issued independently or together with any of our debt securities, shares of common stock or preferred stock or depositary shares offered by any prospectus supplement and may be attached to or separate from the debt securities, shares of common stock or preferred stock or depositary shares. The warrants may be issued under warrant agreements to be entered into between us and a warrant agent, as is named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following outlines some of the anticipated general terms and conditions of the warrants.  Further terms of the warrants and any applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement is subject to and qualified in its entirety by reference to the actual terms and provisions of the warrants and any applicable warrant agreement.

General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
•	the offering price;
•
the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of any debt warrants and the price at which such debt securities may be purchased upon such exercise;

•	the number of shares purchasable upon exercise of any common stock warrants and the price at which such shares of common stock may be purchased upon such exercise;
•
the designation, number of shares and terms of the preferred stock or depositary shares purchasable upon exercise of any preferred stock warrants and the price at which such shares of preferred stock may be purchased upon such exercise;

•	if applicable, the date on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	whether the warrants will be issued in registered or bearer form; and
•	any other terms of the warrants.
    If in registered form, warrants may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise.
Exercise of Warrants
Each warrant will entitle the holder to purchase such principal amount of debt securities or such number of shares of common stock or preferred stock or depositary shares at such exercise price as shall in each case be set forth in, or can be calculated according to information contained in, the prospectus supplement relating to the warrant. Warrants may be exercised at such times as are set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date of the warrants, or such later date to which such expiration date may be extended by us, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement, warrants may be exercised by delivery to the warrant agent of the certificate evidencing such warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of such payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or preferred stock or depositary shares purchasable upon such exercise. If fewer than all of the warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of each stock warrant will be subject to adjustment in certain events, including:
•	the issuance of a stock dividend to holders of common stock or preferred stock, respectively;
•	a combination, subdivision or reclassification of common stock or preferred stock, respectively; or
•	any other event described in the applicable prospectus supplement.
In lieu of adjusting the number of shares of common stock or preferred stock or depositary shares purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants.  We also may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding stock warrant will have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock or depositary shares into which such stock warrants were exercisable immediately prior thereto.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase common stock or other securities that we may offer using this prospectus.  Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.
Rights may be issued independently or together with any other security and may or may not be transferable.  As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such right offering.  The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including:
•	the record date for determining security holders entitled to the rights distribution;
•	the number of rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the rights;
•	the exercise price of the rights;
•	the steps required to exercise the rights;
•	the date on which the rights will become effective and the date on which the rights will expire;
•	whether the rights will include oversubscription rights, so that the holder may purchase more securities if other holders do not purchase their full allotments;
•
whether we intend to sell the shares of common stock or other securities that are not purchased in the offering to an underwriter or other purchaser under a contractual standby commitment or other arrangement; and

•	our ability to withdraw or terminate the rights offering prior to the expiration date of the rights.
Prior to the exercise of their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon the exercise of the rights, and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.
DESCRIPTION OF UNITS
Units will consist of any combination of one or more of the other securities described in this prospectus. The applicable prospectus supplement or supplements will also describe:
•
the designation and the terms of the units and of any combination of the securities constituting the units, including whether and under what circumstances those securities may be held or traded separately;

•	any additional terms of the agreement governing the units;
•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities constituting the units; and
•	whether the units will be issued in fully registered form.
The terms and conditions described under “Description of Debt Securities,” “Description of Warrants,” and “Description of Common Stock and Preferred Stock” will apply to each unit that includes such securities and to the securities included in each unit, unless otherwise specified in the applicable prospectus supplement.
We will issue the units under one or more unit agreements to be entered into between us and a unit agent. We may issue units in one or more series, which will be described in the applicable prospectus supplement.
DESCRIPTION OF GLOBAL SECURITIES
    Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.
If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.
Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of FS Bancorp, Inc., the trustees, the warrant agents, the unit agents or any preferred stock depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture for any debt securities, we may at any time and in our sole discretion decide not to have any of such securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.
PLAN OF DISTRIBUTION
We may sell the securities in several ways, including:
•	through underwriters or dealers;
•	through agents;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	directly to purchasers or to a single purchaser.
•	directly to our stockholders, including as a dividend or distribution or in a subscription rights offering; or
•	through a combination of any of these methods of sale.
The prospectus supplement with respect to a particular offering of securities will set forth the terms of the offering of such securities, including the name or names of any underwriters, dealers or agents, the price at which such securities are offered, the proceeds to us from such offering, any underwriting discounts and other items constituting underwriters’ compensation, any selling commissions to dealers or agents, any discounts or concessions allowed or reallowed or paid to dealers or agents and any securities exchanges on which such securities may be listed. Dealer and agents participating in offerings of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, in connection with their participation in our offerings.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or by underwriters without a syndicate. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The applicable prospectus supplement will state any material relationships between the underwriters and us and the nature of the underwriters’ obligation to take and pay for securities.
Securities also may be offered directly by us or through agents designated by us from time to time. Any such agent will be named, and the terms of any such agency (including any commissions payable by us to any such agent) will be set forth, in the prospectus supplement relating to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

Agents named in the prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the securities described in such prospectus supplement and, under agreements which may be entered into with us may be entitled to indemnification by us against certain civil liabilities, under the Securities Act or to contribution with respect to payments which the agents may be required to make in respect of such liabilities.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus. We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.
Underwriters and agents may be clients of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters, dealers or other agents of ours to solicit offers by certain specified entities to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. The obligations of any purchaser under any such contract will not be subject to any conditions except those described in such prospectus supplement. Such prospectus supplement will set forth the commissions payable for solicitations of such contracts.
Underwriters and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be clients of, engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Breyer & Associates PC,  McLean, Virginia.  Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of FS Bancorp, Inc. and subsidiary incorporated by reference in the Registration Statement on Form S-3 from FS Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, and the effectiveness of internal control over financial reporting of FS Bancorp, Inc. as of December 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which  is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting compensation, expected to be incurred in connection with the registration and sale of the securities covered by this Registration Statement.
SEC registration fee	$ 9,270
Blue Sky fees and expenses	*
Rating agency fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Trustee fees and expenses	*
Printing and engraving fees and expenses	*
Miscellaneous	*
Total	$ *

*  Not presently known.

Item 15. Indemnification of Directors and Officers
The registrant, FS Bancorp Corporation (“FS Bancorp” or the “Registrant”), is organized under the Washington Business Corporation Act (the “WBCA”) which, in general, empowers Washington corporations to indemnify a person made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, amounts paid in settlements, penalties and fines actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Washington corporations may not indemnify a person in connection with such proceedings if the person was adjudged to have received an improper personal benefit.
The WBCA also empowers Washington corporations to provide similar indemnity to such a person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, unless the person was adjudged liable to the corporation.
If authorized by the articles of incorporation of a Washington corporation or by its shareholders, a Washington corporation may indemnify and advance expenses to the persons described above without regard to the limitations described above, provided that such indemnity will not cover acts or omissions of the person finally adjudged to be intentional misconduct or a knowing violation of law, conduct finally adjudged to involve a violation of WBCA Section 310 (related to certain unlawful distributions), and any transaction with respect to which it was finally adjudged that the person received a benefit to which such person was not legally entitled.
The WBCA also permits a Washington corporation to purchase and maintain on behalf of such person insurance against liabilities incurred in such capacities. FS Bancorp has obtained a policy of directors' and officers' liability insurance.
The WBCA further permits Washington corporations to limit the personal liability of directors for a breach of their fiduciary duty. However, the WBCA does not eliminate or limit the liability of a director for any of the following: (i) acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) conduct violating WBCA Section 310; or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
FS Bancorp's Articles of Incorporation and Bylaws

FS Bancorp’s articles of incorporation limit the personal liability of directors for a breach of their fiduciary duty except for under the circumstances required to excepted under Washington law described above.
FS Bancorp’s articles of incorporation generally require FS Bancorp to indemnify directors, officers, employees and agents to the fullest extent legally possible under the WBCA. In addition, the articles of incorporation require FS Bancorp to similarly indemnify any such person who is or was serving at the request of FS Bancorp as a director, officer, partner, trustee, employee or agent of another entity. FS Bancorp's articles of incorporation further provide for the advancement of expenses under certain circumstances.
         Under a directors' and officers' liability insurance policy, directors and officers of the registrant are insured against certain liabilities.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION
1.1	Form of Underwriting Agreement for any offering of securities(1)
4.1	Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (333-177125) filed on October 3, 2011, and incorporated by reference)
4.2	Bylaws of the Registrant (filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on July 10, 2013 (File No. 001-355589) and incorporated herein by reference)
4.3	Form of Senior Indenture
4.4	Form of Subordinated Indenture
4.5	Form of Senior Debt Securities(1)
4.6	Form of Subordinated Debt Securities(1)
4.7	Form of Articles Supplementary for Preferred Stock(1)
4.8	Form of Deposit Agreement for Depositary Shares(1)
4.9	Form of Purchase Contract(1)
4.10	Form of Warrant Agreement(1)
4.11	Form of Unit Agreement(1)
5.1	Opinion of Breyer & Associates PC as to the legality of the securities being registered
23.1	Consent of Breyer & Associates PC (see Exhibit 5.1)
23.2	Consent of Moss Adams LLP
24.1	Power of attorney (set forth on signature page)
25.1	Form T‑1 Statement of Eligibility of Trustee under the Senior Indenture(2)
25.2	Form T‑1 Statement of Eligibility of Trustee under the Subordinated Indenture(2)
107	Filing Fee Table
________________________________
(1)	To be filed as an exhibit to a document to be incorporated by reference in this Registration Statement.
(2)	To be incorporated by reference to a filing made in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(b)  Financial Statement Schedules:

Not Applicable.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

 (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

 (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however,  that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining any liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

  (iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) The undersigned Registrant hereby undertakes that:

  (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (ii) For the purpose of determining of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountlake Terrace, State of Washington, on the 13th day of April, 2022.

FS BANCORP, INC.

By: /s/Joseph C. Adams
Joseph C. Adams
Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph C. Adams or Matthew D. Mullet, and each of them, each with full power to act without the other, his or her  true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
/s/ Joseph C. Adams	/s/ Matthew D. Mullet
Joseph C. Adams	Matthew D. Mullet
Chief Executive Officer and Director	Chief Financial Officer, Treasurer and Secretary
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

Date: April 13, 2022	Date: April 13, 2022

/s/Ted A. Leech	/s/ Margaret R. Piesik
Ted A. Leech	Margaret R. Piesik
Chairman of the Board of Directors	Director

Date: April 13, 2022	Date: April 13, 2022

/s/Pamela M. Andrews	/s/Joseph P. Zavaglia
Pamela M. Andrews	Joseph P. Zavaglia
Director	Director

Date: April 13, 2022	Date: April 13, 2022

/s/ Michael J. Mansfield	/s/Marina Cofer-Wildsmith, MA
Michael J. Mansfield	Marina Cofer-Wildsmith, MA
Director	Director

Date: April 13, 2022	Date: April 13, 2022

/s/Mark H. Tueffers
Mark H. Tueffers
Director

Date: April 13, 2022